UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Earlier of earliest event reported) October 19, 2000


                            PHOTO CONTROL CORPORATION
                 (Exact Name of Issuer as Specified in Charter)

          Minnesota                    0-7475                   41-0831186
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission file            (IRS Employer
      of incorporation)                Number)               Identification No.)

                 4800 Quebec Avenue North, Minneapolis, MN 55428
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (763) 537-3601
              (Registrant's telephone number, including area code)



                  Item 2. Acquisition or Disposition of Assets

On October 19, 2000, Photo Control Corporation ("Registrant") entered into an agreement to license and purchase the assets and rights for the BookEndz Docking Stations product line from Pilot Technologies, Inc. ("Pilot"). Pilot is a Minnesota corporation headquartered in Eden Prairie, Minnesota, which owns the BookEnz product line and provides information systems consulting services. BookEndz Docking Stations are computer docking stations and are currently available for the 1999 and 2000 versions of the Apple Computer PowerBook G3 series notebook computers.

Under the agreement, the Registrant has an exclusive, worldwide license under Pilot's patent, registered trademark and proprietary technology to manufacture and sell BookEndz products. The Registrant paid $1,000,000 cash to Pilot on October 19, 2000, and received the exclusive license grant, certain tooling, computer hardware and software, and inventory. The source of the $1,000,000 payment was the Registrant's own funds and not from borrowing of any funds. The Registrant will pay Pilot $40.00 per unit sold on a monthly basis until $760,000 has been


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paid, at which time Pilot will transfer all patent, trademark and proprietary rights to the Registrant. The assets purchased from Pilot will be used by the Registrant to manufacture and sell the BookEndz products.

                    Item 7. Financial Statements and Exhibits

(a) The Registrant is evaluating whether financial statements are required. If the Registrant determines that the transaction constitutes acquisition of a separate business, further financial information will be filed as required.

(b)      See response to (a) above.

(c)      Exhibits:      10.1 Purchase and License Agreement, dated October 19,
                             2000


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                           PHOTO CONTROL CORPORATION


     Date:  November 3, 2000               By: /s/ John R. Helmen
                                               -------------------------------
                                               John R. Helmen, CEO & President


     Date: November 3, 2000                By: /s/ Curtis R. Jackels
                                               -------------------------------
                                               Curtis R. Jackels, V.P. - Finance